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LOAN AND SECURITY AGREEMENT
dated as of February 13, 2024

by and among

INNOVATUS LIFE SCIENCES LENDING FUND I, LP,
as Collateral Agent,

CODEXIS, INC.,
as Borrower

and

THE LENDERS LISTED ON SCHEDULE 1.1 HEREOF
OR OTHERWISE A PARTY HERETO FROM TIME TO TIME

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1	DEFINITIONS, ACCOUNTING AND OTHER TERMS		1
	1.1	Certain Defined Terms.	1
	1.2	Terms Generally.	1
2	LOANS AND TERMS OF PAYMENT		1
	2.1	Promise to Pay.	1
	2.2	Term Loans.	1
	2.3	Payment of Interest on the Term Loan.	2
	2.4	Fees	3
	2.5	Withholding	3
	2.6	Secured Promissory Notes	4
3	CONDITIONS OF LOANS		4
	3.1	Conditions Precedent to Initial Term Loan	4
	3.2	Conditions Precedent to all Term Loans	5
	3.3	Covenant to Deliver	5
	3.4	Procedures for Borrowing	5
4	CREATION OF SECURITY INTEREST		5
	4.1	Grant of Security Interest	5
	4.2	Authorization to File Financing Statements	6
	4.3	Pledge of Shares Collateral	6
5	REPRESENTATIONS AND WARRANTIES		6
	5.1	Due Organization, Authorization: Power and Authority	6
	5.2	Collateral.	7
	5.3	Litigation	7
	5.4	No Material Adverse Change; Financial Statements	7
	5.5	Solvency	7
	5.6	Regulatory Compliance	7
	5.7	Investments	8
	5.8	Tax Returns and Payments; Pension Contributions	8
	5.9	Use of Proceeds	8
	5.10	Full Disclosure	8
	5.11	Definition of “Knowledge.”	8
	5.12	Shares	9
	5.13	Subsidiaries	9
6	AFFIRMATIVE COVENANTS		9
	6.1	Government Compliance.	9
	6.2	Financial Statements, Reports, Certificates; Notices.	9
	6.3	Inventory; Returns	12
	6.4	Taxes; Pensions	12
	6.5	Insurance	12
	6.6	Operating Accounts.	13
	6.7	Protection of Intellectual Property Rights	13
	6.8	Litigation Cooperation	13
	6.9	Landlord Waivers; Bailee Waivers	13
	6.10	Creation/Acquisition of Subsidiaries	14
	6.11	Further Assurances	14

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	6.12	Net Product Revenue Covenant	14
	6.13	Liquidity Covenant	14
	6.14	Post-Closing Obligations.	14
7	NEGATIVE COVENANTS		15
	7.1	Dispositions	15
	7.2	Changes in Business, Management, Ownership, or Business Locations	15
	7.3	Mergers or Acquisitions	15
	7.4	Indebtedness	15
	7.5	Encumbrance	15
	7.6	Maintenance of Collateral Accounts	15
	7.7	Restricted Payments	16
	7.8	Investments	16
	7.9	Transactions with Affiliates	16
	7.10	Subordinated Debt	16
	7.11	Compliance	16
	7.12	Compliance with Anti-Terrorism Laws	16
	7.13	Material Agreements	16
	7.14	Subsidiaries	17
8	EVENTS OF DEFAULT		17
	8.1	Payment Default	17
	8.2	Covenant Default.	17
	8.3	Material Adverse Change	17
	8.4	Attachment; Levy; Restraint on Business.	18
	8.5	Insolvency	18
	8.6	Other Agreements	18
	8.7	Judgments	18
	8.8	Misrepresentations	18
	8.9	Subordinated Debt	18
	8.10	Guaranty	18
	8.11	Governmental Approvals; FDA Action	18
	8.12	Lien Priority; Intellectual Property	19
	8.13	Delisting	19
	8.14	Stock Price Decline	19
9	RIGHTS AND REMEDIES		19
	9.1	Rights and Remedies.	22
	9.2	Power of Attorney	22
	9.3	Protective Payments	22
	9.4	Application of Payments and Proceeds	23
	9.5	Liability for Collateral	23
	9.6	No Waiver; Remedies Cumulative	23
	9.7	Demand Waiver	23
	9.8	Standards	23
10	NOTICES		23
11	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER		24
	11.1	Waiver of Jury Trial	24

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	11.2	Governing Law and Jurisdiction.	24
12	GENERAL PROVISIONS		25
	12.1	Successors and Assigns	25
	12.2	Indemnification	25
	12.3	Severability of Provisions	26
	12.4	Interest Rate Limitation	26
	12.5	Correction of Loan Documents	26
	12.6	Amendments in Writing; Integration	26
	12.7	Counterparts	27
	12.8	Survival	27
	12.9	Confidentiality	27
	12.10	Limitations of Damages	27
	12.11	Waiver as to Assignees	27
	12.12	Right of Set Off	28
	12.13	Cooperation of Borrower	28
	12.14	Public Announcement	28
	12.15	Collateral Agent and Lender Agreement	28
	12.16	Borrower Liability	28
13	DEFINITIONS		28

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SCHEDULES, EXHIBITS AND ANNEXES

Schedule 1.1    –     Lenders and Commitments
Schedule 6.12    –    Net Product Revenue Covenant
Schedule 6.13    –    Liquidity Covenant

Exhibit A     –     Description of Collateral
Exhibit B-1     –     Loan Payment Request Form
Exhibit B-2     –     Form of Disbursement Letter
Exhibit C     –     Compliance Certificate
Exhibit D    –     Form of Secured Promissory Note
Exhibit E     –     Form of Corporate Borrowing Certificate

Annex I         –     Collateral Agent and Lender Terms
Annex Y     –    Loan Interest Rate and Payment of Principal

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LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”), dated as of February 13, 2024 (the “Effective Date”), among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including INNOVATUS LIFE SCIENCES LENDING FUND I, LP in its capacity as a Lender, and CODEXIS, INC., a Delaware corporation (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:
1.    DEFINITIONS, ACCOUNTING AND OTHER TERMS
1.1Certain Defined Terms. Capitalized terms used herein shall have the meanings set forth in Section 13 to the extent defined therein.
1.2Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any matter to be determined by a Lender or Collateral Agent may be determined in their sole discretion, unless another standard is expressly stated, and (f) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
2.    LOANS AND TERMS OF PAYMENT
2.1.Promise to Pay. Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of the Term Loan advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due to a Lender or to Collateral Agent hereunder as and when due in accordance with this Agreement.
2.2Term Loans.
(a)Availability.
(i)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make a term loan to Borrower on the Effective Date in an aggregate principal amount of Thirty Million Dollars ($30,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 hereto (the “Term A Loan”). After repayment, the Term A Loan may not be reborrowed.
(ii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make a term loan to Borrower during the Term B Draw Period in an aggregate principal amount of Ten Million Dollars ($10,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 hereto (the “Term B Loan”, and together with the Term A Loan, each individually, and collectively, “Term Loan”). After repayment, the Term B Loan may not be reborrowed.
(b)Repayment. Borrower shall make monthly payments of interest only commencing on the second (2nd) Payment Date following the Funding Date of any Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of any Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date after such Funding Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month

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thereafter, Borrower shall make consecutive equal monthly payments of principal, together with interest in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a principal repayment schedule equal to (i) in the case of the I/O Extension Event not occurring, twenty four (24) months, or (ii) in the case of the I/O Extension Event occurring, twelve (12) months. During the amortization period, Collateral Agent shall recalculate the payment amount to give effect to each change of the Basic Rate as it occurs. All unpaid principal and accrued and unpaid interest with respect to the Term Loan and the Final Fee are due and payable in full on the Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).
(c)Mandatory Prepayments. If an event described in Section 7.2(d)(ii) occurs or the Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Collateral Agent and to each Lender, as applicable, and in accordance with its respective Pro Rata Shares to each Lender, an amount equal to the sum of: (i) all outstanding principal of the Term Loan plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Fee, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including, without limitation, Lenders’ Expenses and interest thereon at the Default Rate with respect to any past due amounts.
(d)Permitted Prepayment of Term Loan. After the date that is the first anniversary of the Effective Date, Borrower shall have the option to prepay all, but not less than all, of the Term Loan advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loan at least five (5) Business Days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loan plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Fee, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including, without limitation, Lenders’ Expenses and interest on such other Obligations at the Default Rate, if applicable.
2.3Payment of Interest on the Term Loan.
(a)Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Basic Rate, as determined by Collateral Agent on the Funding Date and as the Prime Rate changes thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e); provided that at the election of Borrower (which shall be considered elected on the Funding Date of the applicable Term Loan) with no less than five (5) Business Days’ irrevocable written notice to Collateral Agent prior to the Effective Date, 2.00% of the Basic Rate may be payable in-kind by adding an amount equal to such 2.00% of the outstanding principal amount to the then outstanding principal balance on each Payment Date until the Payment Date next following the Amortization Date so as to increase the outstanding principal balance of the Term Loan on each Payment Date and which amount shall be payable when the principal amount of the applicable Term Loan is payable in accordance with Sections 2.2(b) and 2.3(e) and on which principal amount interest shall be owed pursuant to Section 2.3(a). This increase in the principal amount of the Term Loans shall not require any action by Borrower, the Lenders, or Collateral Agent; provided, however, that Borrower shall execute such additional documents as Collateral Agent may reasonably require to evidence the increased principal balance of the Term Loans.
Interest shall accrue on the Term Loan commencing on, and including, the Funding Date of the Term Loan, and shall accrue on the principal amount outstanding under the Term Loan through and including the day on which the Term Loan is paid in full.
(b)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any other rights or remedies of Collateral Agent.
(c)365 Day Year. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed, including the first day and the last day.
(d)Debit of Accounts. Collateral Agent and each Lender may debit (or ACH) any deposit accounts designated by Borrower or any of its Subsidiaries (or, if the funds in such account are insufficient, in any other account maintained by Borrower) for principal and interest payments or any other amounts Borrower owes the

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Lenders under the Loan Documents when due; provided, that Collateral Agent shall use commercially reasonable efforts to promptly notify Borrower of any debit of any amounts other than principal and interest payments when due in accordance with this Agreement. Any such debits (or ACH activity) shall not constitute a set off.
(e)Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
(f)Changes in Prime Rate. In the event the Prime Rate is changed from time to time hereafter and because of any such change the Basic Rate changes, the Basic Rate shall be increased or decreased, effective as of the day of such change in the Prime Rate.
2.4Fees. Borrower shall pay to Collateral Agent:
(a)Facility Fee. The Facility Fee, which shall be due on the Funding Date of each Term Loan (including on the Effective Date) with respect to such Term Loan, to be shared among the Lenders in accordance with their respective Pro Rata Shares;
(b)Final Fee. The Final Fee, when due hereunder, to be shared among the Lenders in accordance with their respective Pro Rata Shares;
(c)Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared among the Lenders in accordance with their respective Pro Rata Shares; and
(d)Lenders’ Expenses. All Lenders’ Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for due diligence, investigation, documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due and payable.
The Final Fee and the Prepayment Fee shall be fully earned as of the Effective Date. The parties hereto acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the Prepayment Fee and the Final Fee are intended to be a reasonable calculation of the actual damages that would be suffered by the holders of the Obligations as a result of any prepayment, repayment or other payment. The parties hereto further acknowledge and agree that Collateral Agent and the Lenders would not have entered into this Agreement without the Borrower’s agreement to pay the Prepayment Fee and the Final Fee as and when required hereunder. The parties hereto further acknowledge and agree that the Prepayment Fee and the Final Fee are not intended to act as a penalty or to punish the Borrower for any prepayment, repayment or other payment hereunder.
2.5Withholding. Payments received by Collateral Agent or the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.5 shall survive the termination of this Agreement.

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2.6Secured Promissory Notes. The Term Loan shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan and at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Promptly after Borrower’s receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, and without bond, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.
3.CONDITIONS OF LOANS
3.1Conditions Precedent to Initial Term Loan. Each Lender’s obligation to make the Term Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:
(a)copies of the Loan Documents, each duly executed by Borrower and each Subsidiary that is a Loan Party, as applicable;
(b)a completed Perfection Certificate for Borrower and each of its Subsidiaries;
(c)[reserved];
(d)the Operating Documents and good standing certificates of Borrower and each of its Subsidiaries that is a Loan Party certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(e)a copy of resolutions of the governing body for Borrower and each of its Subsidiaries that is a party to any of the Loan Documents evidencing approval of the Term Loan and other transactions evidenced by the Loan Documents;
(f)duly executed original officer’s certificates for Borrower and each Subsidiary that is a party to the Loan Documents certifying as to (i) the incumbency of each Responsible Officer executing each Loan Document and (ii) the documents delivered pursuant to Section 3.1(d) and 3.1(e), in a form acceptable to Collateral Agent and the Lenders;
(g)certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan, will be terminated or released;
(h)a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;
(i)evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect;
(j)a copy of any applicable Investors Rights Agreement and any amendments thereto; and
(k)[reserved]; and
(l)payment of the Facility Fee and Lenders’ Expenses then due as specified in Section 2.4 hereof.

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3.2Conditions Precedent to all Term Loans. The obligation of each Lender to extend each Term Loan, including the initial Term Loan, is subject to the following conditions precedent:
(a)receipt by Collateral Agent of (i) an executed Loan Payment Request Form in the form of Exhibit B-1 attached hereto and (ii) an executed Disbursement Letter in the form of Exhibit B-2 attached hereto;
(b)the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of each Loan Payment Request Form and the date of each Disbursement Letter and the Funding Date of each Term Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the funding of such Term Loan;
(c)as determined by such Lender in such Lender’s sole discretion, there has not been any Material Adverse Change;
(d)no Default or Event of Default shall exist or would result from the making of such Term Loan;
(e)to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes and Warrants, in number, form and content acceptable to each Lender, and in favor of each Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date;
(f)if such Term Loan is the Term B Loan, the Term B Milestone must have been satisfied, as measured on the last day of the month immediately preceding the Funding Date of the Term B Loan; and
(g)payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.
3.3Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Term Loan. Borrower expressly agrees that the Term Loan made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Term Loan in the absence of a required item shall be made in each Lender’s sole discretion.
3.4Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set forth in this Agreement, to obtain the Term Loan (other than the Term Loan funded on the Effective Date), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon New York City time seven (7) Business Days (or such shorter period as agreed by the Lenders) prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to Collateral Agent by electronic mail or facsimile a completed Disbursement Letter and Loan Payment Request Form executed by a Responsible Officer or his or her designee. Collateral Agent may rely on any telephone notice given by a person whom Collateral Agent reasonably believes is a Responsible Officer or designee.
4.CREATION OF SECURITY INTEREST
4.1    Grant of Security Interest. Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges and assigns as collateral to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If Borrower shall acquire a commercial tort claim (as defined in the Code) with a potential value in excess of Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall grant to Collateral Agent, for the ratable benefit of the Lenders, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.
Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to extend the Term Loan has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral.

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4.2    Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent (i) to file financing statements naming Borrower as debtor and indicating as collateral “all assets” or like language and/or such other more specific indications as Collateral Agent may deem appropriate and (ii) to make such other filings in the USPTO or other public offices and to take such other action appropriate to establish, perfect, or further protect Collateral Agent’s security interests in the Collateral, without notice to Borrower. Such financing statements may (i) describe the Collateral as “all personal property of debtor, whether now owned or hereby acquired” or “all assets of debtor, whether now owned or hereby acquired” or words of similar effect, (ii) describe the Collateral as being of equal or lesser scope or with greater detail, or (iii) contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of such financing statements or amendments, as the case may be. The Borrower also hereby ratifies any and all financing statements or amendments previously filed by Collateral Agent in any jurisdiction of the Borrower described in Section 3(b) of the Perfection Certificate.
4.3    Pledge of Shares Collateral. If at any time Borrower owns any Shares, Borrower acknowledges that by this Agreement it has, pledged, assigned and granted, and Borrower does hereby pledge, assign and grant, to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares and require each Issuer of uncertificated Shares to enter into an agreement granting Collateral Agent Control over the pledged Shares. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.
5.     REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Collateral Agent and the Lenders as follows:
5.1    Due Organization, Authorization: Power and Authority. Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate and any updates or supplements thereto on or before the Effective Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). Borrower represents and warrants that all the information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects as of the date delivered or supplemented (to the extent permitted hereunder).
The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under or cause any Lien to arise under or otherwise cause a change under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound. Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to result in a Material Adverse Effect.

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5.2Collateral.
(a)Borrower and each other Loan Party has good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any other Loan Party has any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith or otherwise with respect of which Borrower or such Subsidiary has given Collateral Agent timely notice pursuant to Section 6.6(a) and to the extent required under this Agreement, taken such actions as are necessary to give Collateral Agent a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.
(b)The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement or Requirement of Law to have priority to Collateral Agent’s Lien.
(c)On the Effective Date, except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee, and (ii) no third party bailee possesses components of the Collateral in excess of Five Hundred Thousand Dollars ($500,000.00).
(d)All Inventory and Equipment of Borrower and its Subsidiaries is in all material respects of good and marketable quality, free from material defects, ordinary wear and tear excepted.
(e)Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. Except as noted on the Perfection Certificates or disclosed in the next Compliance Certificate delivered after entry of such Material Agreement, neither Borrower nor any of its Subsidiaries is a party to, or is bound by, any Material Agreement, provided, that the representation made in this sentence on the Effective Date shall be limited to Material Agreements for which Borrower or any of its Subsidiaries receives revenue or other payments.
5.3Litigation. Except as disclosed on the Perfection Certificate or otherwise pursuant to Section 6.2(b)(v), there are no actions, suits, arbitrations, investigations, or other proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000.00) or a claim for infringement of any intellectual property or seeking equitable or extraordinary relief. Except as disclosed on the Perfection Certificate or otherwise pursuant to Section 6.2(b)(v), there are no actions, suits, arbitrations, investigations or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Borrower or any Subsidiaries involving challenges to the validity of the Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect.
5.4No Material Adverse Change; Financial Statements. All consolidated financial statements for Borrower and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Borrower and its Subsidiaries, and the consolidated results of operations of Borrower and its Subsidiaries. Since the date of the most recent financial statements submitted as required by this Agreement, there has not been a Material Adverse Change.
5.5Solvency. Borrower and each of its Subsidiaries, when taken as a whole, are Solvent.
5.6Regulatory Compliance. Neither Borrower nor any of its Subsidiaries is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in a Material Adverse Effect. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or

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filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
None of Borrower, any of its Subsidiaries, or to such Person’s knowledge, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the Knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
5.7Investments. Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.
5.8Tax Returns and Payments; Pension Contributions. Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower and each of its Subsidiaries, has timely paid all foreign, federal, state, and material local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries in an amount greater than Fifty Thousand Dollars ($50,000.00), in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the next sentence. Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted and Borrower maintains adequate reserve therefor on Borrower’s Books. Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries. Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
5.9Use of Proceeds. Borrower shall use the proceeds of the Term Loan solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes or for payment of dividends or other distributions to equity holders of Borrower or any holders of Subordinated Debt.
5.10Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted result; provided, however, on the Effective Date and on the date each Compliance Certificate or Disbursement Letter is delivered to any Lender, Borrower represents and warrants to the Lenders that Borrower: (i) has delivered to Collateral Agent Borrower’s most recent projections or forecasts in accordance with the requirements set forth in Section 6.2(a)(iii), (ii) reaffirms the accuracy of the projections or forecasts delivered pursuant to sub-clause (i), and (iii) to the best of its Knowledge, no fact or facts exist which, taken together, are reasonably likely to cause Borrower’s actual financial results to, within six (6) months, deviate materially and adversely from the projections or forecasts delivered pursuant to sub-clause (i)). Furthermore, on the Effective Date and on the date each Compliance Certificate or Disbursement Letter is delivered to any Lender, Borrower represents and warrants to the Lenders that Borrower, to the best of its Knowledge, is not aware of any fact or facts which, taken together, will cause Borrower to receive an opinion from its independent certified public accounting firm with a going concern qualification on Borrower’s next annual financial statements (as required under Section 6.2(a)(ii)) without factoring in proceeds of any pending Term Loans.
5.11Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar

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qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.
5.12Shares. If at any time Borrower owns any Shares, Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s Knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s Knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.
5.13Subsidiaries. No Subsidiary of Borrower existing as of the Effective Date (i) owns any assets with a value in excess of $1,000, individually or in the aggregate, (ii) owns any Intellectual Property other than, with respect to Codexis Mayflower Holdings, LLC, non-active Intellectual Property, foreign-registered or filed Intellectual Property and United States Copyrights to be transferred to Borrower in accordance with Section 6.14(g), or (iii) conducts any operations or transactions other than those required for liquidation or dissolution of such Subsidiary.
6.    AFFIRMATIVE COVENANTS
Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:
6.1Government Compliance.
(a)Maintain its and, subject to Section 7.2, all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Effect. Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect.
(b)Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral.
6.2Financial Statements, Reports, Certificates; Notices.
(a)Deliver to Collateral Agent:
(i)as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter of Borrower, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;
(ii)as soon as available, but no later than the earlier of one hundred twenty (120) days after the last day of Borrower’s fiscal year and within five (5) days of filing with the Securities and Exchange Commission, audited consolidated financial statements prepared under GAAP, consistently applied, together with a report on the financial statements (which report and accompanying financial statements shall (i) not be qualified as to going concern or contain an emphasis of matter paragraph or like statement as to “going concern” (an “Unqualified Audit Opinion”), and (ii) be unqualified as to scope of audit) without factoring in proceeds of any pending Term Loans from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;
(iii)as soon as available after approval thereof by Borrower’s board of directors, but no later than the earlier of ten (10) Business Days after such approval and sixty (60) days after the last day of Borrower’s fiscal year, Borrower’s annual (A) financial projections for the entire current fiscal year as approved by Borrower’s board of directors, which such annual financial projections shall be set forth in a month-by-month format and include separately revenues and costs and include income statement, balance sheet and statement of cash flow (such annual financial projections as originally delivered to Collateral Agent and reasonably acceptable to

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Collateral Agent are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections approved by Borrower’s board of directors shall be delivered to Collateral Agent no later than seven (7) Business Days after such approval) and (B) budget for the entire current fiscal year (which shall be set forth in a month-by-month format and include separately all major categories of expenses and include income statement, balance sheet and statement of cash flow) as approved by Borrower’s board of directors; provided that, any revisions to such budget approved by Borrower’s board of directors shall be delivered to Collateral Agent no later than seven (7) Business Days after such approval;
(iv)within five (5) Business Days, copies of all non-ministerial materials provided to Borrower’s board of directors in connection with each regularly scheduled quarterly meetings of the board of directors; provided, that Borrower shall not be required to deliver any information (i) that would jeopardize the attorney-client privilege between Borrower and its legal counsel, or (ii) that is highly confidential proprietary information of the Borrower;
(v)in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;
(vi)notice concurrent with the Compliance Certificate required to be delivered pursuant to Section 6.1(b) of any material amendments of or other changes to the capitalization table of Borrower and any amendments to the Operating Documents of Borrower or any of its Subsidiaries, together with any copies reflecting such amendments with respect thereto;
(vii)as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter of Borrower, copies of the month end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent by Borrower or directly from the applicable institution(s); provided, however, screenshots of each Collateral Account maintained by Borrower shall be delivered to Collateral Agent promptly upon Collateral Agent or any Lender’s written request during the continuation of any Event of Default;
(viii)prompt delivery of (and in any event within five (5) Business Days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to result in a Material Adverse Effect;
(ix)prompt notice of any event that (A) could reasonably be expected to materially and adversely affect the Borrower’s Intellectual Property or (B) has had or could reasonably be expected to have a Material Adverse Effect;
(x)written notice within twenty (20) Business Days of Borrower’s creation of a New Subsidiary in accordance with the terms of Section 6.10;
(xi)written notice (x) at least ten (10) Business Days prior to Borrower’s (A) adding any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Hundred Thousand Dollars ($500,000.00) in assets or property of Borrower or any of its Subsidiaries), (B) changing its jurisdiction of organization, (C) changing its organizational structure or type, (D) changing its legal name, (E) changing any organizational number (if any) assigned by its jurisdiction of organization, or (F) registering or filing any Intellectual Property with the United States Copyright Office, and (y) concurrently with the delivery of the Compliance Certificates required to be delivered pursuant to Section 6.1(b)(i), of new applications or registrations of any Intellectual Property with the United States Patent and Trademark Officer;
(xii)upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default;
(xiii)prompt (and in any event within one (1) day), notice if Borrower or such Subsidiary has Knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or

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(a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;
(xiv)notice of any commercial tort claim with an expected value in excess of Two Hundred Fifty Thousand Dollars ($250,000) and of the general details thereof;
(xv)if Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, written notice of such occurrence and information regarding such Person’s organizational identification number within seven (7) Business Days of receiving such organizational identification number;
(xvi)no later than within seven (7) Business Days after the resignation, termination or change of Borrower’s external independent certified public accounting firm, written notice thereof along with a brief explanation for such resignation, termination or change, as applicable;
(xvii)no later than seven (7) Business Days after the receipt thereof by Borrower, any reports Borrower receives from its contract manufacturer and/ or contract research organization in connection with any material breaches by the Borrower or any material amendments to its existing agreements with such Person to the extent that such amendments would materially impair the perfection or priority of Collateral Agent’s Lien on the Collateral;
(xviii)promptly upon discovery, written notice of any action or inaction by or on behalf of a Lender (in any capacity) or Collateral Agent (in any capacity) that Borrower believes may be actionable against any Lender or Collateral Agent or a defense to payment of any or all Obligations for any reason; and
(xix)other information as reasonably requested by Collateral Agent or any Lender (which information must be provided promptly but in any event no later than ten (10) Business Days after being requested, or such later time as Collateral Agent or such Lender may agree).
Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address and Borrower notifies Collateral Agent via email of such posting.
(a)Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than forty-five (45) days after the last day of each fiscal quarter of Borrower, deliver to Collateral Agent:
(i)a duly completed Compliance Certificate signed by a Responsible Officer;
(ii)an updated Perfection Certificate to reflect any amendments, modifications and updates to certain information in the Perfection Certificate after the Effective Date to the extent such amendments, modifications and updates are permitted by one or more specific provisions in this Agreement; in each case, subject to the review and approval of Collateral Agent;
(iii)copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;
(iv)written notice of the commencement of, and any material development in, the proceedings contemplated by Section 5.8 hereof;
(v)written notice of (i) any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of more than Two Hundred Fifty Thousand Dollars ($250,000.00); and (ii) any actions, suits, arbitrations, investigations or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Borrower or any Subsidiaries involving challenges to the validity of any Intellectual Property necessary for, or used in, the generation of revenues exceeding 5% of Net Product Revenues for the most recently completed twelve month period;

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(vi)written notice within ten (10) Business Days of the termination of any Material Agreement; and
(vii)written notice of all returns, recoveries, disputes and claims (including, without limitation, warranty claims) regarding Inventory that involve more than One Hundred Fifty Thousand Dollars ($150,000.00) individually or in the aggregate in any calendar year.
(b)Keep proper, complete and true books of record and account in accordance with GAAP in all material respects. Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower (which shall include the reasonable fees and expenses of Collateral Agent’s auditor), Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of Borrower’s Books, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing. Notwithstanding the foregoing, upon request of any Lender, Borrower agrees to permit such Lender to communicate with Borrower’s accounting firm with respect to the consolidated financial statements delivered pursuant to this Section 6.2.
6.3Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date.
6.4Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except as otherwise permitted pursuant to the terms of Section 5.8 hereof, and shall deliver to Collateral Agent and each Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.
6.5Insurance. Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request, including, but not limited to, D&O insurance reasonably satisfactory to Collateral Agent. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders (provided, that Collateral Agent and Lenders acknowledge and agree that the policies of insurance maintained by Borrower and its Subsidiaries as of the Effective Date is acceptable)4. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured. Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Agent, that it will give Collateral Agent thirty (30) days’ prior written notice before any such policy or policies shall be materially altered or canceled (other than cancellation for non-payment of premiums, for which ten (10) days’ prior written notice shall be required). At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy within 90 days of receipt thereof up to Three Hundred Fifty Thousand Dollars ($350,000.00) with respect to any loss, and not exceeding Three Hundred Fifty Thousand Dollars ($350,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.6Operating Accounts.
(a)Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries that is a Loan Party establishes any Collateral Account. In addition, for each Collateral Account that Borrower or any of its Subsidiaries that is a Loan Party at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent. The provisions of the previous sentence shall not apply to Excluded Accounts.
(b)Neither Borrower nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Section 6.6. Furthermore, neither Borrower nor any of its Subsidiaries shall maintain Collateral Accounts at banks or financial institutions that are not reasonably acceptable to Collateral Agent.; provided, that Collateral Agent acknowledges and agrees that the financial institutions with which Borrower and its Subsidiaries maintain Collateral Accounts as of the Effective Date are reasonably acceptable to Collateral Agent.
6.7Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property that, in the reasonable business judgment of Borrower, is material to its business; (b) promptly advise Collateral Agent in writing of a challenge to the validity, or material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to its business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent; provided, for the avoidance of doubt, Borrower or its Subsidiaries, as applicable, may abandon, forfeit or dedicate to the public any Intellectual Property of such Person in the ordinary course of business that is not material to the Loan Parties’ business. If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall provide written notice thereof to Collateral Agent concurrently with the Compliance Certificates required to be delivered pursuant to Section 6.1(b)(i), and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property. If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least ten (10) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.
6.8Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.
6.9Landlord Waivers; Bailee Waivers. In the event that Borrower or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations where Collateral in excess of Five Hundred Thousand ($500,000.00) will be maintained, including warehouses, or otherwise store any portion of the Collateral with a value in excess of Five Hundred Thousand ($500,000.00) with, or deliver any portion of such Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower or such Subsidiary will first be required to receive the written consent of Collateral Agent (which consent Collateral Agent may grant or deny in its reasonable discretion) and, at Collateral Agent’s election, Borrower or such Subsidiary shall use commercially reasonable efforts to cause

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

such bailee or landlord, as applicable, to execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.
6.10Creation/Acquisition of Subsidiaries. In the event any Borrower or any Subsidiary of any Borrower creates or acquires any Subsidiary after the Effective Date, Borrower or such Subsidiary shall promptly notify Collateral Agent of such creation or acquisition with twenty (20) Business Days thereof, and Borrower or such Subsidiary shall take all actions reasonably requested by Collateral Agent to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed or acquired after the date hereof during the term of this Agreement): (i) to cause such New Subsidiary to become either a co-Borrower hereunder or, if such New Subsidiary is a Foreign Subsidiary, a secured guarantor with respect to the Obligations; and (ii) to grant and pledge to Collateral Agent a perfected security interest in the Shares of such New Subsidiary.
6.11Further Assurances. Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement, including without limitation, permit Collateral Agent or any Lender to discuss Borrower’s financial condition with Borrower’s accountants.
6.12Net Product Revenue Covenant. The Borrower shall comply with the financial covenant set forth in Schedule 6.12.
6.13Liquidity Covenant. The Borrower shall comply with the liquidity covenant set forth on Schedule 6.13.
6.14Post-Closing Obligations.
(a)Borrower shall deliver updated Perfection Certificates listing all Material Agreements that Borrower or any of its Subsidiaries is a party to or bound by within fourteen (14) days after the Effective Date.
(b)Borrower shall deliver duly executed Control Agreements with respect to all Collateral Accounts (other than Excluded Accounts) maintained by Borrower or any of its Subsidiaries that is a Loan Party within thirty (30) days after the Effective Date.
(c)Borrower shall dissolve or cause the dissolution of any of its direct or indirect Subsidiaries that are not Loan Parties and existing on the Effective Date within sixty (60) days after the Effective Date.
(d)Within sixty (60) days of the Effective Date, Borrower shall deliver a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where Borrower or any Subsidiary maintains Collateral having a book value in excess of Five Hundred Thousand Dollars ($500,000.00); provided, that Borrower shall have an additional fifteen (15) days to deliver such bailee waivers so long as Borrower is making diligent efforts to obtain such waivers.
(e)Within sixty (60) days of the Effective Date, Borrower shall deliver a landlord’s consent executed in favor of Collateral Agent in respect of all of Borrower’s and each Subsidiaries’ leased locations where Collateral is maintained with a book value in excess of Five Hundred Thousand Dollars ($500,000.00) or which leased location is the chief executive office of any Borrower; provided, that Borrower shall have an additional fifteen (15) days to deliver such landlord consents so long as Borrower is making diligent efforts to obtain such consents.
(f)Within thirty (30) days of the Effective Date, Borrower shall deliver loss payable and additional insured clauses or endorsements, in favor of Collateral Agent, for the ratable benefit of the Lenders, as required pursuant to Section 6.5, in form and substance reasonably satisfactory to Collateral Agent.
(g)Within ninety (90) days of the Effective Date, Codexis Mayflower Holdings, LLC, shall assign to Borrower all of its active foreign-registered Intellectual Property and its Intellectual property consisting of Copyrights registered or filed with the United States Copyright Office.

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.    NEGATIVE COVENANTS
Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:
7.1    Dispositions. Convey, sell, lease, transfer, assign, dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property (including Intellectual Property), except for Transfers (a) of Inventory in the ordinary course of business, of Intellectual Property in lieu of out-licensing related to Deprioritized Biotherapeutics and Deprioritized Life Science Enzymes, Intellectual Property that is not material to the business of Borrower or its Subsidiaries and that otherwise would lapse, be abandoned, forfeited or dedicated to the public, and Intellectual Property in accordance with the terms of Section 6.7; (b) of worn out, surplus, or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) the use or transfer of money or Cash Equivalents of investments in private stock or short term investments in the ordinary course of business; (e) liquidation or dissolution of a Subsidiary of Borrower to the extent permitted under Section 7.2, (f) to any Loan Party; (g) consisting of the granting of Permitted Liens and the making of Permitted Investments, and (h) other Transfers of assets (other than Intellectual Property of Borrower) having a fair market value of not more than $350,000 per fiscal year.
7.2    Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or any business reasonably related thereto; (b) stop conducting or fail to conduct its business in the ordinary course, (c) liquidate or dissolve; provided, that a Subsidiary of Borrower may liquidate or dissolve if, prior to such dissolution, such Subsidiary shall transfer substantially all of its assets to a Loan Party or (d)(i) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent and each Lender within ten (10) days of such cessation and such Key Person is replaced with someone approved by the board of directors of Borrower within sixty (60) days of such cessation (furthermore, if such Key Person is terminated for cause, then within ten (10) Business Days of such termination, Borrower shall cause its remaining Key Persons (or other Responsible Officers designated by Borrower in the event of the departure of each of Stephen Dilly and Sri Ryali) to forthrightly discuss the reasons for the departure of the Key Person with Collateral Agent, except to the extent that such discussion would violate attorney-client privilege or the terms of any confidentiality agreement to which any such Responsible Officer is subject), or (ii) enter into any transaction or series of related transactions in which (A) the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own or Control more than 49% of the voting interests and/or economic interests in the capital stock of Borrower or shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors of Borrower immediately after giving effect to such transaction or related series of such transactions or (B) Borrower ceases to own and Control 100% of the ownership interests of a Subsidiary of Borrower.
7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.
7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5    Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and except for “Permitted Liens”.
7.6    Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.7    Restricted Payments. Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year); provided, that (i) Borrower may convert any of its convertible stock (including warrants) into other stock issued by Borrower pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may convert Subordinated Debt issued by Borrower into capital stock issued by Borrower pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; and (iii) Borrower may make cash payments in lieu of fractional shares in an aggregate amount not to exceed $10,000.
7.8    Investments. Directly or indirectly make any Investment other than Permitted Investments.
7.9    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are (i) in the ordinary course of Borrower’s or such Subsidiary’s business, (ii) upon fair and reasonable terms (and which are in fact on such terms) that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, and (iii) disclosed to Collateral Agent in writing no later than ten (10) days after becoming effective; provided, that such notice is not required for (A) confidential disclosure agreements or non-disclosure agreements, (B) transactions with Borrower’s board of directors, (C) sale and issuance of equity securities of Borrower for the primary purpose of raising capital, or (D) director, officer and employee compensation and employment agreements (other than executive officer compensation agreements), benefit plans, including retirement, health and stock option, and indemnification arrangements, (b) ordinary indemnifications of customary covered persons in their capacities as representatives of a Borrower or a Subsidiary, or (c) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries.
7.10    Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, breach the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or otherwise adversely affect the subordination of the Subordinated Debt to Obligations owed to the Lenders.
7.11    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Term Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the failure to comply or violation could reasonably be expected to result in a Material Adverse Effect, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
7.12    Compliance with Anti-Terrorism Laws. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
7.13    Material Agreements. Neither Borrower nor any of its Subsidiaries shall (i) amend a Material Agreement in a manner materially adverse to the Collateral Agent or Lenders, or (ii) terminate a Material

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Agreement, in each case, without providing written notice to Collateral Agent within fourteen (14) days of such amendment or termination, as applicable.
7.14    Subsidiaries. No more than five percent (5%) of the assets or revenues of Borrower and its Subsidiaries on a consolidated basis shall be owned or produced by any Foreign Subsidiary. Borrower shall not directly or indirectly lend to, contribute capital to, or guarantee obligations of, Foreign Subsidiaries in an amount exceeding $250,000.00 in the aggregate. No Subsidiary of Borrower existing on the Effective Date that is not a Loan Party may (i) own any assets with a value in excess of $1,000, individually, or in the aggregate, (ii) own any Intellectual Property, other than, with respect to Codexis Mayflower Holdings, LLC, non-active Intellectual Property, foreign-registered or filed Intellectual Property and United States Copyrights to be transferred to Borrower in accordance with Section 6.14(g), or (iii) conduct any operations or transactions other than those required for liquidation or dissolution of such Subsidiary.
8.    EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Term Loan on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date or acceleration pursuant to Section 9.1(a) hereof);
8.2    Covenant Default.
(a)Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.10 (Creation/Acquisition of Subsidiaries), 6.12 (Financial Covenant), 6.13 (Liquidity Covenant), or 6.14 (Post-Closing Obligations) or Borrower violates any provision in Section 7; provided, however, in the event that Borrower fails to comply with the requirements of the financial covenant set forth in Section 6.12, Borrower may cure such breach by means of submitting a new Board-approved financial plan to Collateral Agent under which Borrower is expected to (i)(x) break even on a cash flow basis prior to Maturity Date (which financial plan must be acceptable to Collateral Agent in its sole discretion) and (y) pay all of its Obligations under the Loan Documents (including, without limitation, all payments of interest and principal), no later than thirty (30) days after the occurrence of the breach of the financial covenant and (ii) raise, no later than thirty (30) days after the submission of such financial plan to Collateral Agent, such amount of capital from the sale and issuance of its equity securities having terms acceptable to Required Lenders as required per the new financial plan; provided, that upon such cure a set forth in (i) and (ii) above, the parties shall amend the covenant in Section 6.12 in accordance with the new financial plan which amendment must be acceptable to Collateral Agent and shall, among other things, require Borrower to achieve One Hundred percent (100.00%) of the revenue projections set forth in the new financial plan; provided further, in the event that Borrower fails to comply with the requirement to deliver an Unqualified Audit Opinion on the financial statements set forth in Section 6.2(a)(ii), Borrower may cure such breach by either (i) raising, no later than sixty (60) days following the date of such audit opinion, an amount of capital, from the sale and issuance of its equity securities or Subordinated Debt, in each case on terms acceptable to Required Lenders, equal to the difference between the Borrower’s projected twelve months cash burn and the Borrower’s cash balance at the time of the audit opinion, or (ii) electing to increase the applicable minimum Liquidity Covenant in Section 6.13 to 35% of the aggregate principal amount of Term Loans funded (subject to appropriate increase in the event of Borrower’s delinquency in payment of its rent or accounts payable to critical vendors) until the issuance of an Unqualified Audit Opinion; or
(b)Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loan shall be made during such cure period);
8.3    Material Adverse Change. A Material Adverse Change has occurred;

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.4    Attachment; Levy; Restraint on Business.
(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and
(b)(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;
8.5    Insolvency. (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Term Loan shall be extended while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);
8.6    Other Agreements. There is (a) a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties (i) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or (ii) that could reasonably be expected to result in a Material Adverse Effect; provided, however, that the Event of Default under this Section 8.6(a)(ii) caused by the occurrence of a default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting cure or waiver of the default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any other Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral be materially less advantageous to the Borrower or applicable Subsidiary; (b) any default by Borrower or any Subsidiary under a Material Agreement that permits the counterparty thereto to accelerate the payments owed thereunder; or (c) a revocation of a Material Agreement to the extent such revocation would materially adversely impair Collateral Agent’s ability to exercise its rights and remedies under this Agreement or would materially impair the perfection or priority of Collateral Agent’s Lien on the Collateral.
8.7    Judgments. (a) One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Seven Hundred Fifty Thousand Dollars ($750,000.00) (not covered by independent third party insurance) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of thirty (30) days after the entry thereof or (b) any judgments, orders or decrees rendered against Borrower that could reasonably be expected to have a Material Adverse Effect;
8.8    Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made;
8.9    Subordinated Debt. A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;
8.10    Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; (c) any circumstance described in Section 8 occurs with respect to any Guarantor; or (d) a Material Adverse Change with respect to any Guarantor;
8.11    Governmental Approvals; FDA Action. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be

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expected to result in a Material Adverse Effect; or (b)(i) the FDA, DOJ, or other Governmental Authority initiates a Regulatory Action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products and such enforcement action could reasonably be expected to result in a Material Adverse Effect, even if such action is based on previously disclosed conduct; (ii) the FDA issues a warning letter or Regulatory Action to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Effect; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of Seven Hundred Fifty Thousand Dollars ($750,000.00) or more; (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the FDA, DOJ, or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Seven Hundred Fifty Thousand Dollars ($750,000.00) or more, or that could reasonably be expected to result in a Material Adverse Effect even if such settlement agreement is based on previously disclosed conduct; or (v) Borrower or any of its Subsidiaries fails to remediate observations identified in an FDA Form 483 notice of inspection observation to Collateral Agent’s reasonable satisfaction within six (6) months of receipt; or (vi) the FDA revokes any authorization or permission granted under any Registration, or Borrower or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Change.
8.12    Lien Priority; Intellectual Property. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law. Any Intellectual Property material to Borrower’s business shall cease to be validly owned or licensed by Borrower free and clear of any Liens other than Permitted Liens, or the Borrower or any of its Subsidiaries is prohibited, banned, enjoined, restrained or prevented from developing, manufacturing or commercializing any product as a result of an infringement or other violation of any such Intellectual Property.
8.13    Delisting. The shares of common stock of Borrower are delisted from the primary stock exchange on which they are traded after their initial public offering and such delisting results in such shares not being listed immediately on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the primary stock exchange on which such shares were traded after their initial public offering.
8.14    Stock Price Decline. The price as of the shares of common stock of Borrower listed on the primary stock exchange on which they are listed decreases by 95% or more in the aggregate (and after taking into account any stock splits and stock combinations) from the closing price on the Effective Date, and remains at such decreased level for a period of thirty consecutive calendar days.
9.    RIGHTS AND REMEDIES
9.1    Rights and Remedies.
(a)Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders); provided, however, all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders.
(b)Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:
(i)engage such industry, workout, liquidation, and other such consultants as it may elect, and the reasonable fees and expenses thereof shall become part of the Obligations;
(ii)give written notice to Borrower to not dispose of, conceal, transfer, sell, or encumber any or all of the Collateral (including cash) without Collateral Agent’s prior written consent, even if such disposition would otherwise be permitted hereunder in the ordinary course of business absent an Event of Default. Any such disposition, concealment, transfer, or sale after the giving of such notice shall constitute a wrongful

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conversion of the Collateral. Collateral Agent may obtain a temporary restraining order, injunction, or other equitable relief, without bond, to enforce Borrower’s obligation to refrain from so impairing the Collateral;
(iii)foreclose upon and/or sell or otherwise liquidate all or any portion of the Collateral;
(1)to the extent that notice of a particular disposition may be required under the UCC, the notice shall be commercially reasonable if given at least ten (10) days prior to the disposition, unless a shorter notice period is commercially reasonable under the circumstances. Once notice is given of the date after which a private disposition may occur, the notice shall remain in effect regardless of the period of time between the notice date and the ultimate disposition, unless and until the notice is revoked by Collateral Agent in writing;
(2)Collateral Agent may sufficiently advertise dispositions of Collateral through publications or media of general business circulation; may contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral; may publicly advertise the Collateral for sale by type, providing further details that Collateral Agent may have readily available only to prospective purchasers who make direct inquiry; may require potential purchasers to execute confidentiality agreements; and may require potential purchasers to post deposits and/or to otherwise demonstrate their financial ability and legal eligibility to perform upon any bid;
(3)the Collateral may be disposed of in such lots as Collateral Agent may elect. Collateral Agent may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. Collateral Agent (i) may disclaim disposition warranties, including warranties of title, infringement, possession, quiet enjoyment, merchantability, or other like warranties, whether express or implied; (ii) may dispose of assets in wholesale rather than retail markets; (iii) may dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types of Collateral so offered or that generally match buyers and sellers of assets; (iv) may require the purchaser at any foreclosure sale to indemnify Collateral Agent and other parties against damages incurred in connection with their removal or possession of the Collateral, to require such purchaser to maintain insurance in connection therewith, or both; and (v) shall not be obligated to, and may rely upon a buyer to, obtain any third-party consents for access to Collateral or to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;
(iv)apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or
(v)commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.
(c)Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:
(i)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;
(ii)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;
(iii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Collateral Agent is hereby granted a nonexclusive, royalty free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral

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and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;
(iv)place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(v)demand and receive possession of Borrower’s Books;
(vi)appoint a receiver to seize, manage and realize upon any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries. Borrower hereby irrevocably consents to and waives any right to object to or otherwise contest the appointment of a receiver as provided above. Borrower (i) grants such waiver and consent knowingly after having discussed the implications thereof with counsel, (ii) acknowledges that (A) the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by Collateral Agent in connection with the enforcement of its rights and remedies hereunder and under the other Loan Documents and (B) the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing Lenders to extend the Term Loans, and (iii) agrees to enter into any and all stipulations in any legal actions, or agreements or other instruments in connection with the foregoing, and to cooperate fully with Lenders and Collateral Agent in connection with the assumption and exercise of control by any receiver; and
(vii)subject to Section 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
(d)With respect to a security interest in any Shares:
(i)Collateral Agent may cause any Issuer to register the ownership of its Shares in the name of Collateral Agent or of Collateral Agent’s nominee or transferee. Such registration shall be deemed a registration for the purpose of facilitating Collateral Agent’s preservation of rights, and not a disposition or strict foreclosure, unless and until all requirements of Section 9-610 or Section 9-620 of the UCC are satisfied;
(ii)upon written notice to the applicable Borrower and Issuer, whether or not the Shares are registered in the name of Collateral Agent or its nominee, Collateral Agent (or Collateral Agent’s nominee if so registered) may exercise any or all of any Borrower’s rights arising from ownership of such Shares, pursuant to the irrevocable proxy granted in Section 9.1(d)(v) of this Agreement or any other proxy or as otherwise permitted under applicable law. Without limiting the foregoing, Collateral Agent or its nominee may (a) cast any votes in any matter, (b) take actions by written consent in any matter, (c) receive distributions, and (d) otherwise exercise or waive such Borrower’s rights in all respects. Upon further written notice to such Borrower and Issuer, Collateral Agent or its nominee may terminate the exercise of such voting rights and likewise reinstate them from time to time;
(iii)Borrower acknowledges that although the Shares may be securities for the purpose of applicable securities laws, as of the Effective Date, none of the Shares have been registered for public sale pursuant to applicable securities laws. Borrower acknowledges and agrees that (a) although a disposition of such Shares absent such a registration may result in prices and other terms less favorable than if such sale were a sale made absent such restrictions, Collateral Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit an Issuer or Borrower to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Issuer or Borrower would agree to do so, (b) Collateral Agent may restrict such sale to purchasers who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Shares or part thereof, and (c) Collateral Agent may take such other actions as Collateral Agent deems appropriate to assure that the sale is undertaken in compliance with all applicable securities laws;
(iv)Borrower is aware that the staff of the Securities and Exchange Commission have issued various No-Action Letters that describe procedures which, in the view of which staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. Borrower agrees that a foreclosure sale conducted in conformity with the principles set forth in such No-Action Letters (a) shall be considered to be a “public disposition”

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for purposes of Section 9-610(c) of the UCC; (b) shall be considered commercially reasonable notwithstanding that Collateral Agent has not registered or sought to register the interests under the Securities Act, even if such Borrower or the applicable Issuer would agree to pay all costs of the registration process; and (c) shall not be considered to be commercially unreasonable on account of such procedures;
(v)Borrower hereby irrevocably appoints Collateral Agent as the proxy and attorney-in-fact of such Borrower, with full authority in the place and stead of Borrower, and in the name of Borrower or otherwise, to cast the votes and otherwise exercise all rights arising from the ownership of the Shares as provided in this Agreement upon and during the continuation of an Event of Default. THIS APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL ALL OBLIGATIONS (OTHER THAN INCHOATE INDEMNITY OBLIGATIONS) HAVE BEEN FULLY REPAID AND PERFORMED AND COLLATERAL AGENT’S AND THE LENDERS’ OBLIGATION TO PROVIDE THE TERM LOAN TERMINATES. No separate proxy shall be necessary to evidence such proxy rights, but if there is such a proxy, Collateral Agent’s rights thereunder are cumulative with those in this Agreement.
As provided in Annex I, Collateral Agent shall have the exclusive right to exercise any and all remedies referenced in this Section 9.1. Additionally, notwithstanding any other provision of this Agreement, Collateral Agent may take any action that Collateral Agent deems appropriate to address an Exigent Circumstance, even if such action would ordinarily require the consent of the Required Lenders or of all Lenders under other Sections of this Agreement.
9.2    Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney in fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney in fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to extend the Term Loan hereunder. Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide the Term Loan terminates.
9.3    Protective Payments. If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.
9.4    Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest and any make-whole amount due on the Obligations (including any amounts which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to any applicable Prepayment Fee or Final Fee; fourth, to the principal amount of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may

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be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.
9.5    Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable lending practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
9.6    No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.7    Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.
9.8    Standards. Where not expressly founded upon specific rights of Collateral Agent as a secured party under the UCC, the provisions of this Article 9 shall be interpreted as the agreement of Collateral Agent, Lenders and Borrower as to the standards measuring the fulfillment of the duties of Collateral Agent as a secured party. Borrower warrants, represents, and agrees that none of the provisions of this Article are “manifestly unreasonable” for the purposes of Section 9-603 of Article 9 of the UCC. Nothing contained in this Article shall be construed to grant any rights to Borrower or to impose any duties on Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Article.
10.    NOTICES
All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile or email transmission with confirmation; (c) one (1) Business Day after deposit

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with a reputable overnight courier with all charges prepaid and required verification of delivery; or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.
If to Borrower:    CODEXIS, INC.
200 Penobscot Drive
Redwood City, CA 94063
Attn: Sri Ryali
Email: [*]
with a copy (which shall
not constitute notice) to:
Sidley Austin LLP
1001 Page Mill Road, Building 1 Palo Alto, CA 94304
    Attn: Cynthia Bai
Email: [*]
If to Collateral Agent:    INNOVATUS LIFE SCIENCES
LENDING FUND I, LP
777 Third Avenue, 25th Floor
New York, NY 10017
Attn: Claes Ekstrom, Webb George
Email: [*]
with a copy (which shall
not constitute notice) to:    Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, CA 94111
Attn: Mischi a Marca
Fax: (415) 693 2222
Email: [*]
11.    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
11.1    Waiver of Jury Trial. EACH OF BORROWER, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
11.2    Governing Law and Jurisdiction.
(a)Governing Law. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER AND ALL MATTERS ARISING FROM OR RELATED THERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY

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AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.
(b)Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against Borrower (or any property of Borrower) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(c)Service of Process. Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to Codexis, Inc., attention: Sri Ryali, located at 200 Penobscot Drive, Redwood City, California 94063, and each Borrower hereby appoints Codexis, Inc. as its agent to receive such service of process. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(d)Non-exclusive Jurisdiction. Nothing contained in this Section 11.2 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.
12.     GENERAL PROVISIONS
12.1    Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s prior written consent (which may be granted or withheld in Collateral Agent’s discretion, subject to Section 12.5). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents.
12.2    Indemnification. Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct (as determined in a final, non-appealable judgment of a court of competent jurisdiction). Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except

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for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct (as determined in a final, non-appealable judgment of a court of competent jurisdiction).
12.3    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision. Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended by Collateral Agent without the need to obtain the consent of Borrower or any Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, omissions, or defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document.
12.4    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor). Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.
12.5    Correction of Loan Documents. Collateral Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties, and shall provide Borrower copies of any such amended Loan Documents.
12.6    Amendments in Writing; Integration.
(a)No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:
(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;
(ii)no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;
(iii)no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan; (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all, or any material portion, of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all, or any material portion, of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or

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(I) amend any of the provisions of Section 12.6. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence; and
(iv)Borrower’s consent shall not be required as to any amendment or waiver to Annex I, except as to Section 9 thereof.
(b)Other than as expressly provided for in Section 12.5(a)(i) and (iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.
(c)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
12.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.8    Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
12.9    Confidentiality. In handling any confidential information each of Borrower, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loan (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators (including any self-regulatory authority) or as otherwise required in connection with an examination or audit; (e) in exercising remedies under the Loan Documents or in connection with any suit, action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or the defense of any claim, suit, action or proceeding; (f) with the consent of the Borrower, and (g) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent at no fault of the Lenders or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information; or (iii) is independently developed by such Person other than as a result of a breach of this Section 12.8. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8.
12.10    Limitations of Damages. In no event shall Lenders or Collateral Agent ever be liable to Borrower, nor shall Borrower be liable to Collateral Agent or any Lender for (i) special, consequential, incidental, or other such damages arising from or related to the Term Loans or any of the Loan Documents, or (ii) punitive, exemplary, or other such damages arising from or related to the Term Loans or any of the Loan Documents.
12.11    Waiver as to Assignees. To the fullest extent permitted by Section 9-403 of the UCC, Borrower agrees not to assert against an assignee of any of the Obligations any claim or defense that they may have against Collateral Agent or a Lender.

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12.12    Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.
12.13    Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Term Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.
12.14    Public Announcement. Borrower hereby agrees that Collateral Agent and each Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Borrower’s name, tradenames and logos.
12.15    Collateral Agent and Lender Agreement. Collateral Agent and each Lender hereby agree to the terms and conditions set forth on Annex I attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Annex I attached hereto.
12.16    Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower (i) irrevocably waives all rights that it may have at law or in equity subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement or otherwise allowing Borrower to benefit from, or to participate in, any security for the Obligations and (ii) waives, until the Obligations have been paid in full, all rights that it may have at law or in equity to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited or limited under this Section shall be null and void to the extent of such prohibition or limitation. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.
13.    DEFINITIONS
As used in this Agreement, the following terms have the following meanings:

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Account” is any “account” as defined in the Code.
“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“Affiliate” means, with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, (i) Controls or is Controlled by, or is under common Control with, the Person specified, (ii) owns, is owned by, or is under common ownership with, the Person specified, as to more than ten percent (10%) of voting equity or of equity value, or (iii) has a Managing Role with respect to the Person specified or with another Person that is an Affiliate of the specified Person by operation of subsection (i) of this definition.
“Amortization Date” is the earliest of (i) an Event of Default occurring and (ii)(x) March 1, 2027, or (y) if the I/O Extension Event occurs, March 1, 2028.
“Annual Projections” is defined in Section 6.2(a)(iii).
“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Basic Rate” is with respect to each Term Loan, the floating per annum rate of interest (based on a year of three hundred sixty five (365) days) equal to the sum of (a) the greater of (i) Prime Rate, subject to Section 2.3(f), and (ii) seven and one half percent (7.50%), plus (b) three and one quarter percent (3.25%).
“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.
“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.
“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Subsidiary at any time.

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“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.
“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code, except for deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificate.
“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit C.
“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower and such Subsidiary, and Collateral Agent pursuant to which Collateral Agent, for the benefit of the Lenders, obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Credit Extension” means an advance of funds under a Term Loan.
“Default” means an event that with the passage of time could result in an Event of Default.
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Deprioritized Biotherapeutics” are [*].
“Deprioritized Life Science Enzymes” are [*].
“Disbursement Letter” is that certain form attached hereto as Exhibit B-2.
“DOJ” means the U.S. Department of Justice or any successor thereto or any other comparable Governmental Authority.
“Dollars,” “dollars” and “$” each mean lawful money of the United States.
“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, and vehicles (including motor vehicles and trailers) not held for sale or lease, and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

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“Excluded Account” means (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’ employees, (ii) collateral accounts permitted under clause (l) of the definition of Permitted Liens, in each case identified to Collateral Agent by Borrower as such, and (iii) any other deposit account of Borrower or any Subsidiary which Collateral Agent agrees in its discretion may be deemed an “Excluded Account”.
“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.
“Facility Fee” is a fee due on each Funding Date, an amount equal to 1.00% of the amount of Term Loan funded on such Funding Date, payable to the Lenders in accordance with their respective Pro Rata Shares.
“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.
“Final Fee” is a payment (in addition to and not a substitution for the regular monthly payments of principal or accrued interest or any other fee payable hereunder) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of the Term Loan pursuant to Section 2.2(c) or (d), in each case equal to three percent (3.00%) multiplied by the aggregate amount of the Term Loans funded under this Agreement, payable to Lenders in accordance with their respective Pro Rata Shares.
“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any state thereof.
“Funding Date” is any date on which the Term Loan is made to or on account of Borrower, which shall be a Business Day.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.
“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA and any state board of pharmacy or state pharmacy licensing authority), court, central bank, arbitration authority, or other entity exercising executive, legislative, judicial, quasi-judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent for the benefit of the Lenders.

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“I/O Extension Event” means Borrower has achieved, prior to March 1, 2027, trailing twelve months of Operating Cash Flow greater than $0.
“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, excluding unsecured trade payables arising in the ordinary course of business, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.
“Insolvent” means not Solvent.
“Intellectual Property” means all of Borrower’s or any of its Subsidiaries’ right, title and interest in and to the following:
(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to Borrower;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above;
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
(g)all licenses, sublicenses or other contracts under which Borrower or any Subsidiary is granted rights by third parties in any Intellectual Property asset.
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
“IP Security Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Collateral Agent and dated as of the Effective Date, as may be amended, restated, or otherwise modified or supplemented from time to time.
“Issuer” means an issuer of Shares.
“Key Person” is each of Borrower’s (i) [*], (ii) [*]and (iii) [*].
“Knowledge” means to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Lender” is any one of the Lenders.
“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.
“Lenders’ Expenses” are all reasonable and documented audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, auditor fees and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” are, collectively, this Agreement, the IP Security Agreement, each Secured Promissory Note, each Warrant, the Perfection Certificate(s), each Control Agreement, each Compliance Certificate, each Loan Payment Request Form, each Disbursement Letter, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified or supplemented from time to time.
“Loan Party” or “Loan Parties” means each Borrower and each Guarantor.
“Loan Payment Request Form” is that certain form attached hereto as Exhibit B-1.
“Management Plan” is Borrower’s projected revenue provided to Collateral Agent as of the Effective Date, as such Management Plan may be updated from time to time in accordance with Section 8.2.
“Managing Role” means a managing member, manager, director, executive officer, or other role with senior management responsibilities as to a Person.
“Market Capitalization” means, with respect to Borrower, as of any date of determination, an amount equal to the closing price (or 30-day volume weighted average price where specified) of Borrower’s common shares multiplied by the total outstanding common shares of Borrower as of such date.
“Material Adverse Change” is an event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” is (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise), or prospects of Borrower or any Subsidiary or guarantor of the Obligations, including such changes affecting Borrower that result from matters that generally affect the industries and markets in which Borrower operates, such as changes in financial markets or general economic conditions and outbreak or escalation of war or major hostilities or epidemic or acts of terrorism, or (b) a material adverse effect on (i) the ability of Borrower to timely perform its Obligations including with respect to the Collateral, (ii) the legality, validity, binding effect, or enforceability against Borrower of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, Collateral Agent or any Lender under any Loan Documents.
“Material Agreement” is any license, agreement or other contractual arrangement with any Person (i) whereby Borrower or any of its Subsidiaries is or is reasonably likely to pay or receive aggregate consideration on or after the Effective Date equal to at least $5,000,000, (ii) that is otherwise material to the business, condition (financial or otherwise), operations, performance, properties, or prospects of Borrower or any Subsidiary such that the termination thereof of or default thereunder by any Person would reasonably be expected to have a Material Adverse Effect.
“Maturity Date” is February 13, 2029.
“Net Product Revenue” is the sum, as of any period of determination, of (i) consolidated product revenue determined in accordance with GAAP for such period and (ii) revenue from licensing, royalties, collaboration and

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

partnership transactions for such period related to Borrower’s ECO Synthesis and CodeEvolver platforms, or other partnered enzymes that may not be accounted for as product revenue under GAAP (but otherwise determined in accordance with GAAP); provided that Net Product Revenue excludes Research and Development Revenue and Paxlovid Revenue.
“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, make-whole amount, Lenders’ Expenses, the Prepayment Fee, the Final Fee, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or the other Loan Documents (other than the Warrant), or otherwise, and including interest and other amounts accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrant).
“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Operating Cash Flow” is, for any period, cash flow from operations including capital expenditures for such period, determined in accordance with GAAP.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.
“Paxlovid Revenue” is the retainer fee to the extent recognized as revenue on Borrower’s statement of operations prepared in accordance with GAAP arising out of the sale of CDX-616 to Pfizer Inc. and its affiliates for the manufacture of Paxlovid (including any such revenue recognized in respect of that certain Enzyme Supply Agreement, dated July 14, 2022, between Borrower and Pfizer Ireland Pharmaceuticals, as amended, restatement, replaced, supplemented or otherwise modified from time to time).
“Payment Date” is the first (1st) calendar day of each calendar month, commencing on March 1, 2024.
“Permitted Exclusive Licenses” are (i) exclusive licenses existing as of the Effective Date and disclosed to Lender in the Perfection Certificate, including any extensions, renewals, and replacements thereof, (ii) [*], (iii) [*], (iv) [*], and (v) [*].
“Permitted Indebtedness” is:
(a)Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;
(h)Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);
(i)Subordinated Debt;
(j)Indebtedness in connection with credit cards incurred in the ordinary course of business;
(k)Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person, provided that (i) the aggregate outstanding

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

principal amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);
(l)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;
(m)Indebtedness consisting of letters of credit in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time;
(n)Intercompany indebtedness constituting a Permitted Investment;
(o)guarantees of Permitted Indebtedness;
(p)unsecured Indebtedness in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time; and
(q)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (j) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.
“Permitted Investments” are:
(a)Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;
(b)Investments consisting of cash and Cash Equivalents, and any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;
(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
(d)Investments consisting of Excluded Accounts and Deposit Accounts in which Collateral Agent has a perfected security interest;
(e)Investments in connection with Transfers permitted by Section 7.1;
(f)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors, not to exceed One Hundred Seventy Five Thousand Dollars ($175,000.00) in the aggregate for (i) and (ii) in any fiscal year;
(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;
(i)Investments (i) by a Loan Party in another Loan Party, (ii) by a Subsidiary that is not a Loan Party in a Loan Party, (iii) by a Loan Party in Subsidiaries (other than Subsidiaries existing on the Effective Date that are not Loan Parties), that are not Loan Parties in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) per fiscal year;

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(j)cash Investments in joint ventures or strategic alliances in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in any fiscal year and One Million Dollars ($1,000,000.00) in the aggregate;
(k)non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support; and
(l)other Investments not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year of Borrower.
“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non-exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries related to ECO Synthesis and CodeEvolver platforms entered into in the ordinary course of business, (C) Permitted Exclusive Licenses, (D) any other licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries consented to by the Required Lenders (which shall not be unreasonably withheld), and (E) non-exclusive intercompany licenses, sublicenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution, in each case, solely among the Loan Parties; provided, that, with respect to each such license described in clauses (B), (C) or (D), the license constitutes an arm’s-length transaction, the terms of which, on their face, do not provide for a sale or assignment of such Intellectual Property that would result in or the equivalent of a transfer of title of such Intellectual Property, and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to (i) pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property or (ii) grant a security interest to Collateral Agent therein.
“Permitted Liens” are:
(a)Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;
(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c)liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;
(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e)Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by applicable laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business;
(g)deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the ordinary

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

course of business, in an aggregate amount not exceeding Two Hundred and Fifty Thousand Dollars ($250,000) at any time;
(h)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(i)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest in such license;
(j)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6 hereof;
(k)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;
(l)Liens securing Indebtedness described in clause (g) of the definition of “Permitted Indebtedness”; and
(m)Permitted Licenses.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.
“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:
(a)for a prepayment made on or after the Effective Date through and including the first anniversary of the Effective Date, three percent (3.00%) of the principal and accrued interest amount of the Term Loan prepaid; provided, however, no voluntary prepayment may be made during such period;
(b)for a prepayment made after the date which is the first anniversary of the Effective Date through and including the date which is the second anniversary of the Effective Date, two percent (2.00%) of the principal and accrued interest amount of the Term Loan prepaid; and
(c)for a prepayment made after the date which is the second anniversary of the Effective Date through and including the date which is the third anniversary of the Effective Date, one percent (1.00%) of the principal and accrued interest amount of the Term Loan prepaid; and
(d)for a prepayment made after the date which is the third anniversary of the Effective Date and prior to the Maturity Date, zero percent (0.00%) of the principal and accrued interest amount of the Term Loan prepaid.
“Prime Rate” is the Prime Rate published in the Money Rates section of The Wall Street Journal.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of the Term Loan held by such Lender by the aggregate outstanding principal amount of the Term Loan.

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).
“Regulatory Action” means an administrative, regulatory, or judicial enforcement action, proceeding, investigation or inspection, FDA Form 483 notice of inspectional observation, warning letter, untitled letter, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, injunction or consent decree, issued by the FDA or a federal or state court.
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.
“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in the Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least fifty one percent (51%) of the aggregate outstanding principal balance of the Term Loan.
“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Research and Development Revenue” is all research services fees classified as research and development revenue on Borrower’s statement of operations prepared in accordance with GAAP.
“Responsible Officer” is any of the [*].
“Secured Promissory Note” is defined in Section 2.6.
“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.
“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“Shares” is one hundred percent (100.00%) of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any Subsidiary; provided, however, as to any stock, units or other evidence of ownership held by Borrower or its Subsidiary in a Foreign Subsidiary, “Shares” shall be limited to the greater of sixty-five percent (65%) of the Foreign Subsidiary or the maximum portion thereof that may from time to time be pledged without causing a material adverse tax consequence to Borrower.
“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature in the ordinary course (without taking into account any forbearance and extensions related thereto).
“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between

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Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders, as determined in their sole discretion.
“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless otherwise specified, references herein to a Subsidiary means a Subsidiary of Borrower.
“Term Loan” is defined in Section 2.2(a)(ii).
“Term A Loan” is defined in Section 2.2(a)(i).
“Term B Loan” is defined in Section 2.2(a)(ii).
“Term B Draw Period” means the period commencing on the later of January 1, 2025 and the first date on which Borrower achieves the Term B Milestone and ending on the earlier of (i) June 30, 2025 or (ii) the occurrence of an Event of Default (unless such Event of Default is waived by Collateral Agent and Lenders for the purposes of the continuation of the Term B Draw Period); provided, however, that the Term B Draw Period shall not commence if when Borrower achieves the Term B Milestone, an Event of Default has occurred and is continuing.
“Term B Milestone” is the achievement by Borrower of (i) TTM Net Product Revenue of [*], and (ii) the pro forma, after giving effect to the Term B Loan, ratio of aggregate amount of Indebtedness of Borrower to its then Market Capitalization (based on a 30-day volume weighted average price) equal to twenty five percent (25.00%) or less.
“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make the Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower and each of its Subsidiaries connected with and symbolized by such trademarks.
“TTM Net Product Revenue” means trailing twelve (12) months’ Net Product Revenue, as of any date of determination.
“Warrant” means any of that certain Warrant to Purchase Stock dated the Effective Date issued by Borrower in favor of each Lender or such Lender’s Affiliates or any other warrant entered into in connection with the Term Loan, all as may be amended, restated, or otherwise modified or supplemented from time to time.
[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
BORROWER:

CODEXIS, INC.

By /s/ Sri Ryali
Name: Sri Ryali
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP
Its: General Partner

By /s/ Andy Dym
Name: Andy Dym
Title: Authorized Signer

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 1.1

Lenders and Commitments
[*]

[*] = CERTAIN MARKED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT A

Description of Collateral
The Collateral consists of all of Borrower’s presently owned and hereafter acquired or arising right, title and interest in and to following personal property and fixtures:
All goods, Accounts (including health care insurance receivables), Equipment, fixtures, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property, payment intangibles, and software), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, money, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit (whether or not the letter of credit is evidenced by a writing) and letter-of-credit rights, investment property (including certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, and commodity accounts), supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral shall not include: (i) any interest of a Loan Party as a lessee under an Equipment lease if such Loan Party is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Loan Party or Lender, (ii) Equipment that is subject to a Permitted Lien in connection with the financing of such Equipment if the holder of such Lien has prohibited in writing the applicable Loan Party from granting Liens on such property in favor of third parties; provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall automatically include, and the applicable Loan Party shall be deemed to have granted a security interest in, all of its rights, title and interests in and to such property as if such provision had never been in effect, (iii) any Excluded Accounts, (iv) the equity interests in any joint venture where the pledge of such equity interests would be prohibited by any applicable contractual requirement pertaining to any such joint venture, or (v) any leases, licenses, permits or agreements to which Borrower is a party, or any of its right, title or interest thereunder, to the extent that, and for so long as, a grant of a security interest therein would, under the express terms of such lease, license, permit or agreement, result in a breach of the terms of, constitute a default under or create a right of termination in favor of any party thereto (other than Borrower) under, such lease, license, permit or agreement (other than to the extent that any such term (a) has been waived or (b) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 of the UCC or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that (x) the Collateral shall include (and such security interest shall attach) immediately upon the ineffectiveness, lapse, termination or waiver of such provision and (y) the Collateral shall include all proceeds arising under or from any such lease, license, permit or contract.

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EXHIBIT B-1

Loan Payment Request Form
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EXHIBIT B-2

Form of Disbursement Letter
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EXHIBIT C-1

Compliance Certificate
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Exhibit C-2
Loan Confirmation
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EXHIBIT D

Form of Secured Promissory Note
[see attached]

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SECURED PROMISSORY NOTE
(Term [A][B] Loan)
$____________________    Dated: [_______], 2024
FOR VALUE RECEIVED, the undersigned, CODEXIS, INC., a Delaware corporation (“Borrower”) HEREBY PROMISES TO PAY to the order of INNOVATUS LIFE SCIENCES LENDING FUND I, LP (“Lender”) the principal amount of [___________] MILLION DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated February 13, 2024 by and among Borrower, Lender, INNOVATUS LIFE SCIENCES LENDING FUND I, LP, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Principal, interest and all other amounts due with respect to the Term [A][B] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.
This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B] Loan, interest on the Term [A][B] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.
Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.
This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.
The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CODEXIS, INC.

By
Name:
Title:

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EXHIBIT E
CORPORATE BORROWING CERTIFICATE
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ANNEX I

Collateral Agent and Lender Terms
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ANNEX Y

LOAN INTEREST RATE AND PAYMENT OF PRINCIPAL
(Term Loan)
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SCHEDULE 6.12

NET PRODUCT REVENUE COVENANT
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SCHEDULE 6.13

LIQUIDITY COVENANT
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